EXHIBIT 99.1

Adaptive Biotechnologies Reports Third Quarter 2021 Financial Results

SEATTLE, Nov. 3, 2021 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended September 30, 2021.

“We are pleased to deliver another quarter of strong growth with continued momentum across research, diagnostic and drug discovery,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “Achievements during the quarter mark important advancements in the evolution of our immune medicine platform as a clinical product development engine.”

Recent Highlights

•	Revenue of $39.5 million for the third quarter 2021, representing a 50% increase from the third quarter 2020
•	clonoSEQ clinical sequencing volume in the third quarter 2021 grew 47% versus prior year and 8% over the second quarter of 2021
•	Launched an enhanced version of the clonoSEQ Assay for CLL patients, which provides IGHV mutation status in the same test where we measure the trackable MRD sequence
•	Received positive Tech Assessment from MolDX for coverage of T-Detect COVID in certain cases including immunocompromised patients
•	Increased interest by research collaborators and vaccine manufacturers to use immunoSEQ T-MAP COVID to assess whether T cells may provide a correlate of protection
•

Vaccibody initiated its phase 1/2 study to address emerging SARS-CoV-2 variants of concern and use as a potential universal booster with their two candidates, one of which includes T cell-based components identified by Adaptive Biotechnologies’ immune medicine platform

Third Quarter 2021 Financial Results

Revenue was $39.5 million for the quarter ended September 30, 2021, representing a 50% increase from the third quarter in the prior year. Sequencing revenue was $22.1 million for the quarter, representing a 96% increase from the third quarter in the prior year. Development revenue was $17.4 million for the quarter, representing a 16% increase from the third quarter in the prior year.

Operating expenses were $95.8 million for the third quarter of 2021, compared to $63.3 million in the third quarter of the prior year, representing an increase of 51%.

Net loss was $56.0 million for the third quarter of 2021, compared to $36.7 million for the same period in 2020.

Adjusted EBITDA (non-GAAP) was a loss of $41.1 million for the third quarter of 2021, compared to a loss of $28.4 million for the third quarter of the prior year.

Cash, cash equivalents and marketable securities was $632.4 million as of September 30, 2021.

2021 Financial Guidance

Adaptive Biotechnologies reiterates full year 2021 revenue to be in the range of $148 million to $155 million, representing 54% growth at the mid-point of the range over full year 2020 revenue.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its third quarter 2021 financial results after market close on Wednesday, November 3, 2021 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have three commercial products and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, income tax (expense) benefit, depreciation and amortization and share-based compensation expenses. We have provided a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

•	all expenditures or future requirements for capital expenditures or contractual commitments;
•	changes in our working capital needs;
•	income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
•	the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
•	the non-cash component of employee compensation expense; and
•	the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE MEDIA
Beth Keshishian
917-912-7195
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
Carrie Mendivil, Gilmartin Group
investors@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Sequencing revenue	$22,106	$11,276	$55,835	$28,730
Development revenue	17,361	15,023	60,579	39,467
Total revenue	39,467	26,299	116,414	68,197
Operating expenses
Cost of revenue	14,189	6,053	34,945	16,308
Research and development	36,072	30,314	107,644	80,241
Sales and marketing	24,949	14,474	68,769	42,813
General and administrative	20,154	12,079	51,156	36,138
Amortization of intangible assets	428	428	1,270	1,275
Total operating expenses	95,792	63,348	263,784	176,775
Loss from operations	(56,325)	(37,049)	(147,370)	(108,578)
Interest and other income, net	327	1,018	1,429	5,805
Income tax (expense) benefit	—	(688)	—	1,116
Net loss	(55,998)	(36,719)	(145,941)	(101,657)
Add: Net loss attributable to noncontrolling interest	95	—	95	—
Net loss attributable to Adaptive Biotechnologies Corporation	$(55,903)	$(36,719)	$(145,846)	$(101,657)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.40)	$(0.27)	$(1.04)	$(0.79)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	140,833,564	134,372,026	140,060,379	129,289,948

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$122,401	$123,436
Short-term marketable securities (amortized cost of $292,556 and $564,036, respectively)	292,639	564,833
Accounts receivable, net	17,122	10,047
Inventory	18,231	14,063
Prepaid expenses and other current assets	16,634	14,535
Total current assets	467,027	726,914
Long-term assets
Property and equipment, net	87,820	39,692
Operating lease right-of-use assets	89,446	99,350
Long-term marketable securities (amortized cost of $217,455 and $118,429, respectively)	217,379	118,525
Restricted cash	2,138	2,138
Intangible assets, net	8,955	10,225
Goodwill	118,972	118,972
Other assets	870	598
Total assets	$992,607	$1,116,414
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$8,252	$3,237
Accrued liabilities	17,034	13,162
Accrued compensation and benefits	12,034	11,950
Current portion of operating lease liabilities	5,108	3,529
Current portion of deferred revenue	79,954	73,319
Total current liabilities	122,382	105,197
Long-term liabilities
Operating lease liabilities, less current portion	108,044	104,333
Deferred revenue, less current portion	110,638	163,618
Total liabilities	341,064	373,148
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at September 30, 2021 and December 31, 2020; no shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at September 30, 2021 and December 31, 2020; 141,027,487 and 137,646,896 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	14	14
Additional paid-in capital	1,308,946	1,253,971
Accumulated other comprehensive gain	7	893
Accumulated deficit	(657,458)	(511,612)
Total Adaptive Biotechnologies Corporation shareholders’ equity	651,509	743,266
Noncontrolling interest	34	—
Total shareholders’ equity	651,543	743,266
Total liabilities and shareholders’ equity	$992,607	$1,116,414

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss attributable to Adaptive Biotechnologies Corporation	$(55,903)	$(36,719)	$(145,846)	$(101,657)
Interest and other income, net	(327)	(1,018)	(1,429)	(5,805)
Income tax expense (benefit)	—	688	—	(1,116)
Depreciation and amortization expense	3,528	2,144	9,104	6,120
Share-based compensation expense	11,643	6,470	31,376	17,518
Adjusted EBITDA	$(41,059)	$(28,435)	$(106,795)	$(84,940)